UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 18, 2018

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700 Denver, Colorado 80203	80203
(Address of principal executive offices)	(Zip Code)

(303) 295-3995

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 18, 2018, Cimarex Energy Co., a Delaware corporation (“Cimarex”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resolute Energy Corporation, a Delaware corporation (“Resolute”), CR Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Cimarex (“Merger Sub 1”), and CR Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Cimarex (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”).

The Merger Agreement, which has been unanimously approved by the respective boards of directors of Cimarex and Resolute, provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Sub 1 will be merged with and into Resolute (the “First Merger”), with Resolute surviving and continuing as the surviving corporation (the “Surviving Corporation”), (2) at the effective time of the First Merger (the “Effective Time”), each share of capital stock of Merger Sub 1 issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and each share of common stock, par value $0.0001 per share, of Resolute (“Resolute Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, any Converted Shares and any Appraisal Shares (as such terms are defined in the Merger Agreement)) will be converted into the right to receive (in accordance with such holder’s election) (a) an amount in cash, without interest, equal to $14.00 and 0.2366 validly issued, fully paid and non-assessable shares of common stock of Cimarex, par value $0.01 per share (“Cimarex Common Stock”) (such consideration, the “Mixed Election Consideration”), (b) an amount of cash, without interest, equal to $35.00 (subject to adjustment in accordance with the terms of the Merger Agreement) (such consideration, the “Cash Election Consideration”) or (c) 0.3943 validly issued, fully paid and non-assessable shares of Cimarex Common Stock (subject to adjustment in accordance with the terms of the Merger Agreement) (such consideration, the “Stock Election Consideration”), (the Mixed Election Consideration, the Cash Election Consideration or the Stock Election Consideration, as applicable, the “Merger Consideration”), (3) at the Effective Time, each share of preferred stock of Resolute, par value $0.01 per share issued and outstanding immediately prior to the Effective Time will remain outstanding as one share of preferred stock of the Surviving Corporation, par value $0.01 per share, (4) immediately following the Effective Time, the Surviving Corporation will be merged with and into Merger Sub 2 (the “Second Merger” and, collectively with the First Merger, the “Merger”), with Merger Sub 2 surviving and continuing as the surviving company (the “Surviving Company”), (5) at the effective time of the Second Merger (the “Second Merger Effective Time”), each share of common stock of the Surviving Corporation outstanding immediately prior to the Second Merger Effective Time will be cancelled, and no consideration will be paid and the limited liability company interests of Merger Sub 2 outstanding immediately prior to the Second Merger Effective Time will remain outstanding and will constitute the only outstanding limited liability company interests of the Surviving Company, and (6) at the Second Merger Effective Time, each share of preferred stock of the Surviving Corporation, par value $0.01 per share issued and outstanding immediately prior to the Second Merger Effective Time will be converted into one share of preferred stock of Cimarex, par value $0.01 per share which will remain outstanding from and after the Second Merger Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, (1) each outstanding share of restricted stock granted pursuant to the 2009 Performance Incentive Plan, as amended (the “Resolute Equity Plan”), will become fully vested (with any performance-based vesting satisfied at the maximum level) and each holder will have the right to receive Merger Consideration at their election, (2) each outstanding outperformance share right granted pursuant to the Resolute Equity Plan (which would, if the relevant performance and other vesting conditions were met, result in the issuance of one share of Resolute Common Stock to the holder of such outperformance share right) will become fully vested (with any performance-based vesting satisfied at the maximum level) and automatically cancelled and converted into the right to receive Merger Consideration at the election of the holder, (3) each outstanding option to purchase Resolute Common Stock granted pursuant to the Resolute Equity Plan (a “Resolute Option”) will become fully vested and automatically cancelled and converted into the right to receive the excess of (a) the Merger Consideration (at the election of the holder) minus (b) the applicable exercise price per share under such Resolute Option, (4) each outstanding stock appreciation right granted pursuant to the Resolute Equity Plan (a “Resolute SAR”) will become fully vested and automatically cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Resolute Common Stock subject to such Resolute SAR immediately prior to the Effective Time multiplied by (b) the excess of the Cash Election Consideration minus the per share base price of such Resolute SAR, and (5) each outstanding award of restricted cash granted pursuant to the Resolute Equity Plan will become fully vested and payable at the time set forth in the Resolute Equity Plan and applicable award agreement.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approval of the Merger Agreement, and the transactions contemplated thereby, including the First Merger, by Resolute’s common stockholders (the “Resolute Stockholder Approval”), (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (4) the effectiveness of the registration statement on Form S-4 to be filed by Cimarex pursuant to which the shares of Cimarex Common Stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”), (5) the authorization for listing of Cimarex Common Stock to be issued in connection with the Merger on the NYSE, and (6) the receipt by each party of a customary opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Cimarex and Resolute relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Cimarex and Resolute, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. Cimarex and Resolute also agreed to use their respective reasonable best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act, subject to certain exceptions, including that Cimarex is not required to take any action that would reasonably be expected to have, individually or in the aggregate, an adverse effect on the business, financial conditions or operations of Cimarex and Resolute on a combined basis, taken as a whole, after giving effect to the Merger which effect would be a material adverse effect relative to a company that is of a size and scope substantially similar to Resolute, taken as a whole.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, Resolute will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Resolute is required to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement.

The Merger Agreement contains termination rights for each of Cimarex and Resolute, including, among others, (1) if the consummation of the Merger does not occur on or before July 18, 2019, subject to extension to October 18, 2019 for the sole purpose of obtaining regulatory clearances and (2) subject to certain conditions, if Resolute wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Resolute Superior Proposal (as such term is defined in the Merger Agreement), as applicable. Upon termination of the Merger Agreement under specified circumstances, including the termination by Cimarex in the event of a change of recommendation by Resolute’s board of directors or by Resolute to enter into an agreement providing for a Resolute Superior Proposal (as such term is defined in the Merger Agreement), Resolute would be required to pay Cimarex a termination fee of $35.9 million. In addition, if the Merger Agreement is terminated because of a failure of Resolute’s stockholders to approve the proposals required to complete the Merger, Resolute would be required to reimburse Cimarex for its transaction expenses in an amount equal to $7.5 million. In the event that a terminating party has the right to terminate pursuant to multiple provisions, such terminating party may elect which provision pursuant to which it is terminating the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Cimarex or Resolute. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement.

Voting Agreements

On November 18, 2018, in connection with the execution of the Merger Agreement, Cimarex entered into a voting agreement with each of Monarch Alternative Capital LP, MDRA GP LP, Monarch GP LLC (collectively, “Monarch”), John C. Goff, John C. Goff  2010 Family Trust, JCG 2016 Holdings, LP, Goff Family Investments, LP Kulik Partners, LP, Cuerno Largo Partners, LP, Goff Family Foundation, Goff Ren Holdings, LLC, Goff Ren Holdings II, LLC (collectively, “Goff”), RR Advisors, LLC d/b/a RCH Energy (“RCH”), Richard Betz (“Betz”), Nicholas Sutton (“Sutton”) and Theodore Gazulis (“Gazulis” and together with Monarch, Goff, RCH, Betz and Sutton, the “Resolute Stockholders”), which collectively beneficially own approximately 26% of the outstanding Resolute voting power (collectively, the “Voting Agreements”).

Each Voting Agreement requires, subject to the terms and conditions thereof, that the Resolute Stockholders vote or cause to be voted all Resolute Common Stock owned by the Resolute Stockholders in favor of the transactions contemplated by the Merger Agreement. The Voting Agreements with Betz, Sutton and Gazulis will terminate upon the earlier to occur of the consummation of the Merger or the termination of the Merger Agreement pursuant to and in compliance with the terms thereof.  The Voting Agreements with Monarch, Goff and RCH will terminate upon the earliest to occur of (a) the receipt of Resolute Stockholder Approval, (b) the date of any amendment, waiver or modification of the Merger Agreement without Resolute stockholders’ prior written consent that has the effect of (1) decreasing the Merger Consideration, (2) changing the form of Merger Consideration, in each case, payable to the Resolute stockholders or (3) otherwise affecting the Resolute stockholders in a materially adverse manner, (c) the consummation of the Merger or (d) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof.

The foregoing description of the Voting Agreements and the transactions contemplated thereby is only a summary, and is subject to and qualified in its entirety by reference to each of the Voting Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and incorporated by reference herein.

FORWARD LOOKING STATEMENTS

This filing contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Cimarex’s and Resolute’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Cimarex and Resolute, including future financial and operating results, Cimarex’s and Resolute’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the transaction, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this filing will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the Resolute Stockholder Approval; the risk that Cimarex or Resolute may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger, the risk that an event, change or other circumstances could give rise to the termination of the proposed merger, the risk that a condition to closing of the merger may not be satisfied, the timing to consummate the proposed merger, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Cimarex’s common stock or Resolute’s common stock, the risk of litigation related to the proposed transaction, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Cimarex’s and Resolute’s businesses.

All such factors are difficult to predict and are beyond Cimarex’s or Resolute’s control, including those detailed in Cimarex’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.cimarex.com and on the SEC’s website at http://www.sec.gov, and those detailed in Resolute’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Resolute’s website at https://www.resoluteenergy.com/ and on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Cimarex undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This filing does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This filing relates to a proposed business combination between Cimarex and Resolute.

In connection with the proposed transaction, Cimarex intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Resolute and a prospectus of Cimarex. Each of Cimarex and Resolute also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus of Resolute will be mailed to stockholders of Resolute if and when available.

INVESTORS AND SECURITY HOLDERS OF CIMAREX AND RESOLUTE ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Cimarex and Resolute, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Cimarex will be available free of charge on Cimarex’s website at https://www.cimarex.com/home/default.aspx under the tab “Investor Relations” and then under the heading “Financial Information.” Copies of the documents filed with the SEC by Resolute will be available free of charge on Resolute’s website at https://www.resoluteenergy.com/ under the tab “Investors” and then under the heading “SEC Filings.”

PARTICIPANTS IN THE SOLICITATION

Cimarex, Resolute and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the directors and executive officers of Cimarex is available in its definitive proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 30, 2018, and information regarding the directors and executive officers of Resolute is available in its definitive proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on May 18, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cimarex or Resolute using the sources indicated above.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 18, 2018, by and among Cimarex Energy Co., CR Sub 1 Inc., CR Sub 2 LLC and Resolute Energy Corporation.*
10.1	Voting Agreement, dated as of November 18, 2018, by and among Cimarex Energy Co. and Monarch Alternative Capital LP, MDRA GP LP and Monarch GP LLC.

10.2	Voting Agreement, dated as of November 18, 2018, by and among Cimarex Energy Co., John C. Goff and certain other related entities thereto.
10.3	Voting Agreement, dated as of November 18, 2018, by and between Cimarex Energy Co. and RR Advisors, LLC.
10.4	Voting Agreement, dated as of November 18, 2018, by and between Cimarex Energy Co. and Richard Betz.
10.5	Voting Agreement, dated as of November 18, 2018, by and between Cimarex Energy Co. and Nicholas J. Sutton.
10.6	Voting Agreement, dated as of November 18, 2018, by and between Cimarex Energy Co. and Theodore Gazulis.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Date: November 20, 2018	By:	/s/ Francis B. Barron
		Name:	Francis B. Barron
		Title:	Senior Vice President — General Counsel